UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2022

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement and Resignation of Thomas Casey

On July 26, 2022, Thomas Casey notified LendingClub Corporation (the “Company”) of his intention to: (i) retire from his role as Chief Financial Officer at the Company and (ii) resign from his position on the Company's Board of Directors (the “Board”), each effective August 31, 2022. To facilitate an orderly transition, Mr. Casey is expected to remain an employee of the Company in a non-executive capacity from September 1, 2022 through January 1, 2023.

Mr. Casey’s decision to retire from the Company and to resign from the Board was not as a result of any disagreement with the Company.

Appointment of Andrew LaBenne

On July 27, 2022, the Board approved the appointment of Andrew LaBenne, age 48, as the Company’s Chief Financial Officer effective September 1, 2022. In order to facilitate an orderly transition, Mr. LaBenne joined the Company in a non-executive capacity on July 27, 2022 and will serve in that capacity until becoming Chief Financial Officer.

Mr. LaBenne joins the Company from Bakkt Holdings, Inc. (formerly Bakkt Holdings, LLC), where he served as Executive Vice President and Chief Financial Officer from April 2021 to May 2022 and was responsible for all finance, investor relations and enterprise risk functions. From April 2015 to April 2021, Mr. LaBenne was Chief Financial Officer of Amalgamated Financial Corp. From August 2013 until April 2015, Mr. LaBenne was Chief Financial Officer of Business Banking for JPMorgan Chase & Co. Earlier Mr. LaBenne spent 17 years at Capital One Financial in various senior positions in operations, marketing and finance. Mr. LaBenne holds a bachelor’s degree in engineering from the University of Michigan and an M.B.A. from the University of Virginia.

Under the terms of his employment agreement with the Company, Mr. LaBenne will receive an annual base salary of $425,000, a target corporate bonus opportunity of 85% of his base salary and an initial restricted stock unit award of $3,500,000 (the “RSU Award”). The RSU Award will vest over three years, with one-third vesting on the first anniversary of the vesting commencement date and an additional one-twelfth of the shares subject to the award vesting on a quarterly basis thereafter. In addition, Mr. LaBenne will receive a one-time signing bonus of $183,200, subject to repayment on a prorated basis if Mr. LaBenne leaves the Company other than for an involuntary termination within twenty-four months.

The Company expects to enter into its standard form of indemnity agreement with Mr. LaBenne, a copy of which was filed as Exhibit 10.1 to the Company’s Form S-1/A filed with the Securities and Exchange Commission on December 1, 2014 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. LaBenne and any other persons pursuant to which he was appointed as the Chief Financial Officer. There are also no family relationships between Mr. LaBenne and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 27, 2022, the Company issued a press release announcing the retirement of Mr. Casey and the appointment of Mr. LaBenne as the Company’s Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated July 27, 2022
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	July 27, 2022	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Secretary